                                                                    Exhibit 3(c)


[LOGO]    T O U C H S T O N E
          -------------------
       General Agency Agreement



THIS GENERAL AGENCY AGREEMENT ("Agreement") is made and entered into by and between TOUCHSTONE SECURITIES, INC., a Nebraska corporation, and its undersigned affiliated insurance agency (herein jointly and severally referred to as "Touchstone"); the undersigned Broker-Dealer (herein separately referred to as "Broker-Dealer"); and the undersigned Life Agency (herein separately referred to as "Life Agency"). Broker-Dealer and Life Agency are herein jointly and severally referred to as "General Agent."

THIS AGREEMENT sets forth the terms and conditions under which the parties agree that Touchstone, having been authorized under a separate Distributor Agreement with Western-Southern Life Assurance Company ("Company") to obtain and appoint agents of Company, shall appoint General Agent as a general agent of Company to solicit for and sell certain variable contracts (the "Contracts") which are described on the Commission Schedule attached hereto, as the same may be amended from time to time pursuant to this Agreement.

THE TERM of this Agreement shall commence on the date this Agreement, having been signed by General Agent, is accepted and executed by Touchstone at its home office, and shall continue in force until terminated as herein provided.

THIS AGREEMENT includes the attached Terms and Conditions, the attached Commission Schedule (as amended from time to time), and all other schedules, exhibits or addenda referencing this Agreement and now or hereafter appended hereto by Touchstone, all of which are incorporated herein by reference. The parties agree that this Agreement constitutes the complete and exclusive statement of the terms and conditions between the parties covering the performance hereof and cannot be amended, altered or modified except in the manner provided for in the Terms and Conditions.

All terms and conditions of this Agreement are hereby agreed to by:

GENERAL AGENT:                      TOUCHSTONE:

  BROKER-DEALER

  ________________________________    TOUCHSTONE SECURITIES, INC.

  By:_____________________________       By:____________________________________

  Name and Title:_________________       Name and Title:________________________
  By:_____________________________       By:____________________________________
  Name and Title:_________________       Name and Title:________________________

  AND LIFE AGENCY:                       AND, its affiliated insurance agency:

  ________________________________
  By:_____________________________       By:____________________________________
  Name and Title:_________________       Name and Title:________________________
  By:_____________________________       By:____________________________________
  Name and Title:_________________       Name and Title:________________________

  DATE:___________________________       DATE ACCEPTED:_________________________

[LOGO]    T O U C H S T O N E
          -------------------
        General Agent Summary



General Agent Name                      Tax ID Number
_________________________________________________________________________

General Agent Corporate Address
Number and Street:  _____________________________________________________
                    _____________________________________________________
City: ________________ State: ____ Zip: ________ Telephone: (  ) ______________
                                                 FAX: (  ) ____________________
--------------------------------------------------------------------------------
Individual responsible for insurance and annuity sales (Product Manager)
Name: _______________________________ Telephone: (  ) ____________________
--------------------------------------------------------------------------------
Administrative key contact
Name: _______________________________ Telephone: (  ) ____________________
--------------------------------------------------------------------------------
Licensing contact & phone
Name: _______________________________ Telephone: (  ) ____________________
--------------------------------------------------------------------------------
Commission Checks to be mailed to:
Name: __________________________ Address: ________________________________
City: ________________ State: ______ Zip: _______ Telephone: (  ) ______________
--------------------------------------------------------------------------------
Number of Agents                           Number of branch offices


--------------------------------------------------------------------------------
Send Agent copies of confirms and statements to:

     / / Individual Agent at branch location
         (If selected, branch/agent list must be returned with this document.)

     / / Corporate address as follows:

Street: ______________________________

City:   ______________________________

State:  _____________ Zip: ___________


  PLEASE RETURN A COPY OF THE FIRM'S CRD STATUS REPORT WITH THIS DOCUMENT AND
                      APPLICABLE STATE INSURANCE LICENSES

Send Customer Contracts to:
/ /  Agent
/ /  Customer


                               Please return to:
   Touchstone Securities, Inc. o P.O. Box 1275 o Cincinnati, Ohio 45201-1275


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

[LOGO]    T O U C H S T O N E
          -------------------
          Commission Schedule



/ / Please enroll our General Agency in the Point-of-Sale Commission Program. Election of this program will allow individual Agents to choose any of the following Touchstone or Touchstone II (No Load) or Touchstone Select commission rates at point-of-sale. (IF THIS OPTION IS CHOSEN, NO FURTHER SELECTIONS ARE REQUIRED).

IF THE POINT-OF-SALE COMMISSION PROGRAM IS NOT REQUESTED, PLEASE SELECT FROM THE
     FOLLOWING COMMISSION OPTIONS:

TOUCHSTONE VARIABLE ANNUITY (contract series 9408-5550 WSA) Commission Option
      / / 7.10% plus .15% annually after 1st Contract Anniversary paid monthly on Contract Value.
      -OR-
      / / 3.30% plus .50% annually after 1st Contract Anniversary paid monthly on Contract Value.

      Touchstone will pay 7.10% as the default commission for the Touchstone Variable Annuity (contract series 9408-5550 WSA) when the Agent fails to select a commission option on the application.

          WASHINGTON & OREGON COMMISSIONS: 7.10% on purchase payments received in years 1-7
                                           1.00% on purchase payments received
                                           in years 8+

RULES FOR COMMISSION PAYMENTS
      In the event of distribution of Contract Value due to withdrawals in excess of contract provisions or surrender within twelve months from the date of receipt of a purchase payment under a Contract, General Agent shall refund 100% of the commission paid thereon to Touchstone. In the event of distribution of Contract Value due to withdrawals in excess of contract provisions within thirteen to eighteen months from the date of receipt of a purchase payment under a Contract, General Agent shall refund 50% of the commission paid thereon to Touchstone.

TOUCHSTONE II (NO LOAD) VARIABLE ANNUITY (contract series 9408-5570 WSA)
      / / .20% annually after 1st Contract Month paid monthly on Contract Value.

TOUCHSTONE SELECT VARIABLE ANNUITY (contract series 9710-5580 WSA) Commission Options
      / / Option A                            Commission Options
            Issue Age < 72                          6.00%
            Issue Age > 72                          4.50%
      / / Option B
            Issue Age < 72                          5.00%
            Issue Age > 72                          3.50%
      Trail Commissions
            years 2-6                   .25% annually paid monthly
            years 7+                    1.00% annually paid monthly
      Touchstone will pay 6.00% as the default for the Touchstone Select Variable Annuity if the agent fails to select a commission option on the application.

RULES FOR COMMISSION PAYMENTS
In the event that any Contract shall terminate due to the Owner's election to return a Contract under its "Free Look" provision, General Agent shall refund 100% of the commission paid thereon to Touchstone. The Touchstone Select Variable Annuity has no other commission chargebacks.

Refund liabilities may be applied against current and future commissions payable to General Agent.

                                   (CONTINUED)

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

WASHINGTON & OREGON SURRENDER CHARGES
  The surrender charge is assessed on each purchase payment and is based upon the number of years since the purchase payment was received.


                    Years After Receipt of Purchase Payment
Contract            ---------------------------------------
  Year     1       2       3       4       5       6       7       8+
  ----     -       -       -       -       -       -       -       --

   1       7%      7%      6%      5%      4%      2%      1%      0%
   2       7%      7%      6%      5%      4%      2%      1%      0%
   3       7%      7%      6%      5%      4%      2%      1%      0%
   4       7%      6%      5%      4%      2%      1%      0%      0%
   5       6%      5%      4%      2%      1%      0%      0%      0%
   6       5%      4%      2%      1%      0%      0%      0%      0%
   7       4%      2%      1%      0%      0%      0%      0%      0%
   8       2%      1%      0%      0%      0%      0%      0%      0%
   9       1%      0%      0%      0%      0%      0%      0%      0%
  10+      0%      0%      0%      0%      0%      0%      0%      0%


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


[LOGO]    T O U C H S T O N E
          -------------------
        Terms and Conditions of
        General Agency Agreement




         1. APPOINTMENT. General Agent is hereby appointed, through its licensed and appointed individual agents, to solicit and procure applications for the sale of Contracts on behalf of Company in those states where General Agent is duly licensed to do so and in those states where Company is authorized to sell such Contracts. General Agent shall have no exclusive territory for the sale of the Contracts. Touchstone shall inform General Agent of those jurisdictions in which the Contracts may be lawfully sold. Broker-Dealer warrants and represents that, at all times while this Agreement is in force, it is and will remain registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") and a member of the National Association of Securities Dealers, Inc. (the "NASD"). Life Agency warrants and represents that, at all times while this Agreement is in force, it is and will remain licensed as a life insurance agency under the insurance laws of the various states in which it operates and Contracts are sold under authority of this Agreement.

         2. AUTHORITY TO SOLICIT AND SELL. General Agent shall have the authority, pursuant to the rules and regulations of Company and Touchstone, to solicit sales of the Contracts, obtain completed applications therefor and accept premiums paid thereon. All applications for the Contracts shall be on forms duly authorized by Company in accordance with the insurance laws and regulations of the various states in which such Contracts are sold. All such applications and the full amount, without setoff, demand or deduction, of all premiums shall be promptly remitted to Company in accordance with the rules and regulations of Touchstone and Company applicable to such transactions.

              No solicitation for a Contract shall be made by any person associated with General Agent unless and until such person has been duly appointed as an agent of Company in accordance with applicable insurance laws and regulations. General Agent is not authorized to solicit for the sale of the Contracts in any jurisdiction where such product is not duly authorized to be sold.

         3. AUTHORITY TO RECOMMEND APPOINTMENT OF AGENTS. General Agent is authorized to recommend to Touchstone those persons associated with General Agent who are to be appointed as agents of Company and who are to be authorized to solicit for the sale of the Contracts in accordance herewith. General Agent agrees to fulfill all requirements set forth in the General Letter of Recommendation attached as Schedule A hereto in conjunction with its submission of licensing and appointment papers for all proposed agents. Company shall have absolute discretion to accept or reject such recommendation for the appointment of any such person


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

              as an agent for the sale of the Contracts. Company shall also have the absolute right to terminate any such person as an agent of Company. Before any such person approved for appointment as an agent is permitted to sell the Contracts, such agent, Broker-Dealer and Life Agency shall have entered into a written agreement pursuant to which: (i) the agent is appointed as an agent of Life Agency and a registered representative of Broker-Dealer; (ii) said agent agrees that his or her selling activities relating to the Contracts shall be under the supervision and the control of General Agent; and (iii) that said agent's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by General Agent.


         4. RESPONSIBILITIES OF AGENT. In addition to the responsibilities set forth in Paragraphs 2 and 3 above, General Agent shall:

              (a) make reasonable efforts to maintain the Contracts in force and provide reasonable assistance to owners of the Contracts,

              (b) be governed strictly by all rules and instructions of Company and Touchstone and observe and comply with all applicable insurance laws and regulations,

              (c) train and supervise its agents to insure that purchase of a Contract is not recommended to an applicant in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for that applicant. While not limited to the following, a determination of suitability shall be based on information furnished to an agent after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, other security holdings, financial situation and needs, and the likelihood that the applicant will continue to make any premium payments contemplated by the Contracts and will keep the Contract in force for a sufficient period of time so that Company's acquisition costs are amortized over a reasonable period of time,

              (d) insure that any offer of a Contract made by a sales agent of General Agent will be made only by means of a currently effective prospectus,

              (e) keep such records in such form as may be reasonably required by Company and Touchstone and/or as required under applicable laws and regulations. Such records and forms and all supplies furnished to the General Agent by Company shall remain the property of Company and shall be subject to examination and/or possession at any time by Company or its authorized representatives,

              (f) pay expenses incurred in the performance of this Agreement,

              (g)     deliver Contracts immediately, and


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

              (h) promptly notify Touchstone and Company in writing of any customer complaint or notice of regulatory investigation related to the Contracts, Broker-Dealer, Life Agency, or any activities contemplated by this Agreement, of which General Agent becomes aware.

         5. LIMITATIONS OF AUTHORITY. The authority granted to General Agent does not permit it or any of its sales agents to:

              (a) make, alter or discharge any contract to which Company or Touchstone is a party,

              (b) waive or modify any terms, rates, conditions or limitations of any Contract,

              (c) adjust or settle any claim unless specifically directed by Company or to admit liability on any claim unless authorized to do so in writing by Company,

              (d) enter into any legal proceedings pertaining to Company's or Touchstone's business without prior written consent. Company or Touchstone shall not be responsible for any expenses incurred as a result of these proceedings.

              (e) exercise any authority on behalf of Touchstone or Company other than as authorized by this Agreement,

              (f) attempt to bind Touchstone or Company by any promise or agreement,

              (g) incur any debt, expense, or liability in Company's or Touchstone's name or account without prior written consent,

              (h) pay or allow or offer to pay or allow as an inducement to any person to purchase, any rebate of premium or consideration or any inducement not specified in the Contract,

              (i) allow a writing agent to sign an application for a Contract, as the writing agent, unless such application was personally taken by such agent in the presence of the applicant, or

              (j) engage in any activity prohibited by federal or state laws regulating financial institutions.


         6. TRAINING, COMPLIANCE AND LICENSING. General Agent shall be responsible for the training and supervision of all persons appointed as agents hereunder. General Agent and all persons associated with General Agent shall, in the solicitation and sale of the Contracts, comply with all written procedures, rules and regulations of Touchstone or Company applicable thereto. General Agent and all persons associated


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

              with General Agent shall use only those sales, advertising and promotional materials which have been approved in writing by Touchstone.

              General Agent shall have the responsibility for compliance with all laws, rules and regulations applicable to the solicitation and sale of the Contracts by General Agent and by all persons associated with General Agent.

              General Agent, its affiliates, its officers, directors, employees, and sales personnel, shall obtain and maintain all licenses, registrations, and appointments required by any law, regulations, or other requirement of the SEC, the NASD, or of any jurisdiction where the Contracts are to be sold. General Agent shall immediately notify Touchstone if any sales persons associated with it cease to be registered representatives of Broker-Dealer or if General Agent is disqualified for continued membership with the NASD or registration with the SEC.

         7. COMPENSATION. General Agent shall receive commissions on premiums on Contracts issued as a result of applications obtained by it and accepted by Company. Commissions payable hereunder are specified in the Commission Schedule which is attached hereto and incorporated herein by reference. Such Commission Schedule may be amended or modified at any time by Touchstone with prior written notice. Any such amendment or modification shall apply only to applications for Contracts which are obtained by General Agent after the date of such modification or amendment. All compensation due to General Agent and its sales persons under this Agreement shall be paid to Broker-Dealer on behalf of General Agent (assuming Broker-Dealer and Life Agency are separate persons), or as otherwise required by law. As between Broker-Dealer and Life Agency, Life Agency hereby appoints Broker-Dealer as its agent on its behalf to receive and process commission payments that are required by applicable law to be paid to Life Agency. Notwithstanding the foregoing, Broker-Dealer agrees to account for all commissions paid under this Agreement from the sale of Contracts in accordance with the applicable reporting requirements of the SEC and the NASD.

              If Company, for any reason, refunds any premium or part of a premium on any Contract, any commissions paid the General Agent on such premiums that are to be refunded under the Schedule of Commissions shall at Touchstone's option be immediately repaid to Touchstone or, at the option of Touchstone, be deducted from any compensation payable to the General Agent.

              General Agent covenants that all necessary contractual arrangements shall be in place to allow Touchstone to pay General Agent for business produced by sales persons associated with General Agent in the jurisdictions in which they hold licenses. General Agent agrees to pay all compensation, if any, due to any person, including sales persons associated with the General Agent, with respect to business produced pursuant to this Agreement.


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

              The payment of compensation shall always be subject to the General Agent and/or its sales persons being properly licensed in the designated territory.

         8. FIDELITY BOND AND OTHER LIABILITY COVERAGE. General Agent represents that all directors, officers, agents, employees and associated persons who are licensed pursuant to this Agreement as Company Agents for state insurance law purposes or who have access to funds of Company, including but not limited to, funds submitted with applications for the Contracts are and shall be covered by a blanket fidelity bond, including coverage for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained by General Agent at its expense. Such bond shall be, at a minimum, of the form, type and amount required under NASD rules, endorsed (if necessary) to extend coverage to transactions relating to the Contracts. Touchstone may require evidence satisfactory to it, that such coverage is in force and General Agent shall give prompt written notice to Touchstone of any notice of cancellation of the bond or change of coverage.

              General Agent hereby assigns any proceeds received from a fidelity bonding company, error and omissions or other liability coverage, to Touchstone or Company as their interest may appear, to the extent of their loss due to activities covered by the bond, policy or other liability coverage. If there is any deficiency amount, whether due to a deductible or otherwise, General Agent shall promptly pay such amounts on demand. This paragraph shall not be construed to limit the indemnification provided in Section 9 hereof.

         9. INDEMNIFICATION. General Agent shall indemnify and hold Touchstone and Company harmless from any liability arising from any act or omission of General Agent or of any officer, director, employee of General Agent or of sales persons associated with General Agent.

              General Agent shall indemnify and hold Touchstone and Company harmless from any claim by a sales person associated with General Agent for compensation due or to become due on account of such person's sale of Contracts. General Agent expressly authorizes Touchstone to charge against all compensation due or to become due to General Agent under this Agreement any monies paid or liabilities incurred by Touchstone or Company under this Section 9.

              Touchstone shall indemnify and hold General Agent harmless from any liability resulting from damages sustained by a Contract owner caused by acts or omissions of Touchstone; except to the extent General Agent's acts or omissions caused such liability. Indemnification by Touchstone is subject to the conditions that General Agent promptly notify Touchstone of any claim or suit made against General Agent, and that General Agent allow Touchstone to make such investigation, settlement, or defense thereof as Touchstone deems prudent.

         10. ENTIRE AGREEMENT. This Agreement is the complete and exclusive statement of the agreement between the parties as to the subject matter hereof which supersedes all proposals or agreements, oral or written, and all other communications or letters of intent between the parties related to the subject matter of this Agreement.

         11. MODIFICATION OF AGREEMENT. This Agreement can only be modified by a written agreement duly signed by the persons authorized to sign agreements on behalf of the parties. Variance from the terms or conditions of this Agreement or any order or other written notification will be of no effect.

         12. SEPARABILITY OF PROVISIONS. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or be impaired thereby.

         13. ASSIGNMENT. This Agreement and the rights, duties, and obligations of the parties hereto shall not be assignable by either party hereto without the prior written consent of the other, and any purported assignment shall be void.

         14. WAIVER. No waiver by either party of any default by the other in the performance of any promise, term, or condition of this Agreement shall be construed to be a waiver by such party of any other or subsequent default in performance of the same or any other covenant, promise, term, or condition hereof. No prior transactions or dealings between the parties shall be deemed to establish any custom or usage waiving or modifying any provision hereof.

         15. NOTIFICATION OF CLAIMS, DEMANDS, OR ACTIONS. Each party hereto shall promptly notify the other in writing of any claims, demands, or actions having any bearing on this Agreement.

         16. PERFORMANCE IN ACCORDANCE WITH LAW. Each party agrees to perform its obligations hereunder in accordance with all applicable laws, rules, and regulations now or hereafter in effect. Notwithstanding the imposition of liabilities and obligations on the Broker-Dealer and Life Agency acting together as General Agent under this Agreement (if Broker-Dealer and Life Agency are separate persons), nothing herein contained shall be construed to relieve Broker-Dealer of any of its responsibilities or obligations to comply with all applicable federal and state securities laws and regulations in its performance of this Agreement; nor shall anything herein contained be construed to relieve Life Agency of its responsibilities or obligations to comply with all applicable state insurance laws and regulations in its performance of this Agreement.

         17. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, and permitted assigns.

         18. ACTS BEYOND THE CONTROL OF THE PARTIES. No liability shall result to either party, nor shall either party be deemed to be in default hereunder, as a result of delay in its performance or from its non-performance hereunder caused by circumstances beyond its control, including but not limited to: act of God, act of war, riot, epidemic, fire, flood, or other disaster, or act of government. Nevertheless, the party shall be required to be diligent in attempting to remove such cause or causes.

         19. RELATIONSHIP OF THE PARTIES. Each of the parties will act as an independent contractor under the terms of this Agreement and neither is now, or in the future, an agent, or a legal representative of the other for any purposes. Neither party has any right or authority to supervise or control the activities of the other party's employees in connection with the performance of this Agreement or to assign or create any application of any kind, express, or implied, on behalf of the other party or to bind it in any way, to accept any service of process upon it or to receive any notice of any nature whatsoever on its behalf.

         20. TERMINATION. This Agreement shall automatically terminate upon breach by any party of any terms and conditions hereof, or upon the dissolution, bankruptcy, or insolvency of any party. This Agreement may be terminated without cause by any party at any time upon 30 days prior written notice. Termination shall not affect General Agent's right to any compensation earned on premiums received and accepted by Company prior to the effective date of such termination, nor shall termination affect the obligations set forth in Paragraph 9.

         21. GOVERNING LAW; CONSTRUCTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio. Whenever the context requires, all words used in the singular shall be deemed to include the plural and vice versa, and each gender shall include any other gender.

         22. CAPTIONS. Captions contained in this Agreement are for reference purposes only and do not constitute part of this Agreement.

         23. NOTICE. All notices which are required to be given or submitted pursuant to his Agreement shall be in writing and shall be deemed given when deposited with the United States Postal Service, postage prepaid, registered or certified mail, return-receipt requested, to the last address of record of the party being notified which is maintained by the other party in the ordinary course of business.


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


[LOGO]    T O U C H S T O N E
          -------------------
              Schedule A
      To Terms and Conditions of
       General Agency Agreement



GENERAL LETTER OF RECOMMENDATION: General Agent hereby certifies to Touchstone and Company that all of the following requirements will be fulfilled in conjunction with the submission of licensing/appointment papers for all applicants as agents ("applicant") submitted by General Agent. General Agent will, upon request, forward proof of compliance with same to Touchstone and Company in a timely manner.

         1. We have made a thorough and diligent inquiry and investigation relative to each applicant's identity, residence and business reputation and declare that each applicant is personally known to us, has been examined by us, is known to be of good moral character, has a good business reputation, is reliable, is financially responsible and is worthy of a license. Each individual is trustworthy, competent, and qualified to act as an agent for Company, and to hold himself out in good faith to the general public. We vouch for each applicant.

         2. We have on file a B-300, B-301 or U-4 form which was completed by each applicant. We have fulfilled all the necessary investigative requirements for the registration of each applicant as a registered representative through our NASD member firm, and each applicant is presently registered as an NASD registered representative.

              The above information in our files indicates no fact or condition which would disqualify the applicant from receiving a license, and all the findings of all investigative information is favorable.

         3. We certify that all educational requirements have been met for the specific state in which each applicant is requesting a license, and that all such persons have fulfilled the appropriate examination, education and training requirements.

         4. If the applicant is required to submit his or her picture, signature, and securities registration in the state in which he or she is applying for a license, we certify that those items forwarded to Touchstone and Company are those of the applicant and the securities registration is a true copy of the original.

         5. We hereby warrant that the applicant is not applying for a license with Company in order to place insurance chiefly or solely on his or her life or property, lives or property of his or her relatives, or property or liability of his or her associates.

         6. We certify that each applicant will receive close and adequate supervision, and that we will make inspection when needed of any or all risks written by these applicants, to the end that the insurance interest of the public will be properly protected.


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

         7. We will not permit any applicant to transact insurance business as an agent until duly licensed therefor. No applicants have been furnished supplies, nor have any applicants been permitted to write, solicit business or act as an agent in any capacity, and they will not be so permitted until the certificate of authority or license applied for is received.

         8. We certify that Life Agency, Broker-Dealer and applicant shall have entered into a written agreement pursuant to which: (i) applicant is appointed an agent of Life Agency and a registered representative of Broker-Dealer, (ii) applicant agrees that his or her selling activities relating to all Contracts shall be under the supervision and control of General Agent; and (iii) that applicant's right to continue to sell such Contracts is subject to his or her continued compliance with such agreement and any procedures, rules or regulations implemented by General Agent.



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[LOGO]    T O U C H S T O N E
          -------------------
     Touchstone Personalized Asset
         Allocation Agreement


The purpose of this Agreement is to set forth certain arrangements between the General Agent ("General Agent") signing below and Touchstone Securities, Inc. ("Underwriter"), which relate to the use of ProRep(TM) Software in the purchase and redemption of units of the Touchstone and Touchstone II Variable Annuity (the "VA") by clients of the General Agent ("Clients").

         1. INTENDED USE OF PROREP(TM) SOFTWARE. From time to time the Underwriter may supply ProRep(TM) Software, brochures and other materials, including model portfolio mixes and investor questionnaires, to General Agent to assist General Agent in formulating an asset allocation program for Clients. Such materials are designed to be used and evaluated by the General Agent, as an investment professional, in light of each Client's individual circumstances, and are not to be relied upon as investment advice of the Underwriter.

         2. PURCHASE AND REDEMPTION OF UNITS. Any purchase or redemption of VA units pursuant to the use of ProRep(TM) Software or the Touchstone Personalized Asset Allocation program shall be conducted in compliance with the terms and conditions of the VA prospectuses then in effect. Any such purchase or redemption shall be made solely upon the instructions of the General Agent or the Client. Neither the VA nor the Underwriter have any investment authority over any Client's account.

         3. REPRESENTATIONS AND WARRANTIES BY THE GENERAL AGENT. The General Agent hereby represents and warrants that: (a) it is a registered broker dealer under the Securities Exchange Act of 1934 and is registered in any state in which it is required to be so registered, and that it shall comply with all applicable federal and state laws in conducting its activities, including rules, regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations having jurisdiction; AND/OR (b) it is a registered investment advisor under the Investment Advisers Act of 1940 and is registered in any state in which it is required to be so registered, and that it shall comply with all applicable federal and state laws in conducting its activities, including rules, regulations and interpretations by governmental and regulatory bodies and self-regulatory organizations having jurisdiction.

         4. PROMOTIONAL MATERIALS. The General Agent shall provide the Underwriter with a copy of any agreements or materials referring to the VA and prepared by the General Agent. All promotional materials making reference to the VA are subject to approval by the VA or Distributor before distribution. Notwithstanding the foregoing, neither the VA nor the Underwriter are responsible for the content of any materials prepared by any General Agent.


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         5.   INDEMNIFICATION. The General Agent shall indemnify and hold harmless the VA Underwriter and Transfer Agent against any loss, cost or expense (including legal fees) arising out of the purchase or redemption of VA units for Client Accounts or the transfer or disbursement of Client assets in accordance with the instructions of the General Agent.


The parties hereto have entered into this Agreement on

         Date ___________________, 19______

GENERAL AGENT:

         _______________________________ (Name of Broker/Dealer)

         _______________________________ (Name of Registered Investment
                                             Advisor, if applicable)

         _______________________________ By (Signature)

         _______________________________ (Print Name and Title)


TOUCHSTONE SECURITIES, INC.


______________________________ By (Signature)







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